UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2016

Gramercy Property Trust

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35933	56-2466617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue, 30th Floor, New York, New York, 10175

(Address of Principal Executive Offices) (Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 30, 2016, GPT Operating Partnership LP (the “Operating Partnership”), the operating partnership of Gramercy Property Trust (the “Company”), completed an exchange of (i) an aggregate of 1,204,769 Class A Units of the Operating Partnership (“OP Units”) with twenty-four third parties for an equivalent number of Class A Units of GPT Property Trust LP (which is a subsidiary of the Company) (the “Legacy OP”) held by such third parties and (ii) an aggregate of 2,392,350 LTIP Units of the Operating Partnership (the “LTIP Units”) with certain executives of the Company for an equivalent number of LTIP Units of the Legacy OP held by such executives (collectively, the “Exchange”). The Exchange was consummated to simplify the tax and organizational structure of the Company following the previously completed merger of Gramercy Property Trust Inc. (“Legacy Gramercy”) with the Company in December of 2015 (the “Merger”). The Exchange of the OP Units and LTIP Units was completed on a 3.1898-for-1 basis, which is the same exchange ratio used to convert the Legacy Gramercy common stock into common shares of beneficial interest of the Company (“common shares”) in the Merger. Following the Exchange, the Company will treat the Operating Partnership as a continuation of the Legacy OP for U.S. federal income tax purposes.

Prior to and in order to facilitate the Exchange, on April 29, 2016, the Operating Partnership entered into the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership. The amendment and restatement incorporates the previous amendments to the Third Amended and Restated Agreement of Limited Partnership, deletes references to the Class B Interests (which had previously been redeemed), and makes other correctional and conforming changes. In addition, the amendment and restatement creates the LTIP Units included in the Exchange.  As with the LTIP Units of the Legacy OP, the LTIP Units are a class of partnership units that are intended to qualify as “profits interests” in the Operating Partnership for federal income tax purposes. Subject to certain conditions, including vesting, at the election of the holder, each vested LTIP Unit is convertible into one OP Unit. Each OP Unit (including the OP Units underlying the LTIP Units) will be redeemable at the election of the OP Unit holder for (i) cash equal to the then fair market value of one share of the Company’s common shares or (ii) at the option of the Company in its capacity as general partner of the Operating Partnership, one share of the Company’s common shares.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAMERCY PROPERTY TRUST

By:	/s/ Jon W. Clark
Jon W. Clark
Chief Financial Officer

Date: May 5, 2016